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                                  EXHIBIT 8(a)


                                 March 16, 1998


(213) 229-7000                                                     C 30664-00001



Fountain Oil Incorporated
1400 Broadfield Boulevard
Suite 100
Houston, TX 77084
U.S.A.

Ladies and Gentlemen:

        We are acting as special tax counsel to Fountain Oil Incorporated, a Delaware corporation ("Fountain"), in connection with the proposed transaction (the "Transaction") between Fountain and CanArgo Energy Inc. ("CanArgo") as described in the Joint Proxy Statement and Prospectus, included in the Registration Statement on Form S-3 (File No. 333-__________) (the "Registration Statement").

        In rendering our opinion, we have, with your permission, relied upon and assumed as correct now and as of the effective time of the Transaction, (i) the factual information contained in the Registration Statement, (ii) certain factual representations made by Fountain and CanArgo, which are attached as Exhibits hereto and made a part hereof, and (iii) such other materials as we have deemed necessary or appropriate as a basis for our opinion.

        On the basis of the information and representations contained in the foregoing materials, we are of the opinion that the discussion under the caption "TAX CONSIDERATIONS - United States Federal Tax Considerations" in the Registration Statement, to the extent it constitutes matters of law or legal conclusions, is accurate in all material respects.


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Fountain Oil Incorporated
March __, 1998
Page 2

        This opinion expresses our views as to federal income tax laws in effect as of the date hereof, including the Code, applicable Treasury Regulations, published rulings and administrative practices of the Internal Revenue Service (the "Service") and court decisions. This opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the Service or the courts. Furthermore, the legal authorities upon which we rely are subject to change either prospectively or retroactively. Any change in such authorities or any change in the facts or representations, or any past or future actions by Fountain or CanArgo contrary to such representations might adversely affect the conclusions stated herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "TAX CONSIDERATIONS - United States Federal Tax Considerations."

                                            Very truly yours,


                                                /s/


                                            GIBSON, DUNN & CRUTCHER LLP